UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation/Retirement of Director; Termination/Retirement of Chief Financial Officer and Chief Operating Officer, and Termination of Chief Technology Officer

On April 19, 2023 Mr. Maurice Guitton notified Meta Materials Inc. (also referred to herein as the “Company”, “we”, “us”, or “our”)of his intention to resign from our Board of Directors (the “Board”) and retire, effective immediately. Mr. Guitton has indicated that his departure from the Board was not the result of any disagreement with management or the Board but was in order to pursue his retirement more fully.

Effective as of (i) April 20, 2023, Kenneth Rice was terminated as our Chief Financial Officer and Chief Operating Officer and decided to retire, and (ii) April 21, 2023, Jonathan Waldern was terminated as our Chief Technology Officer. In connection with their departure, each of Mr. Rice and Mr. Waldern is expected to receive the severance payments and benefits provided under his respective employment agreement with us for a termination without cause, subject to his execution of a release and discharge agreement and compliance with post-termination restrictive covenants.

(c) Appointment of New Chief Financial Officer and Chief Operating Officer

On April 25, 2023, we announced the appointment of Uzi Sasson as our Chief Financial Officer and Chief Operating Officer, effective April 20, 2023 (the “Effective Date”). Mr. Sasson will assume the duties of the principal financial officer and principal accounting officer of the Company as of the Effective Date.

Mr. Sasson, 60, joins us as our Chief Financial Officer and Chief Operating Officer in April 2023. Prior to joining us, Mr. Sasson served as the Chief Financial Officer of Katena Computing Technologies, Inc., a privately held computing technology design and manufacturing company from January 2022 to March 2023. Prior to that, Mr. Sasson served as the Executive Vice President and Chief Financial Officer of Eat Just, Inc., a private plant-based food technology company from August 2019 to August 2021 and as in a number of positions at IXYS Corporation, a publicly traded integrated semiconductor and IC manufacturer from November 2004 to August 2019, culminating as the company’s President and Chief Executive Officer. Mr. Sasson currently serves on the board of directors of VTool Ltd and on the board of trustees of World Affairs Council, where he also serves as chair of the Audit Committee. Mr. Sasson previously served on the board of directors of IXYS Corporation from March2016 to February 2018. Mr. Sasson received a Bachelor of Science degree in accounting and a masters degree in taxation and accounting from Golden Gate University. He is also a certified public accountant and a member of the California Society of CPAs.

There are no arrangements or understandings between Mr. Sasson and any other person pursuant to which Mr. Sasson was appointed as our Chief Financial Officer and Chief Operating Officer. In addition, there are no family relationships between Mr. Sasson and any of our directors or executive officers, and there are no transactions involving Mr. Sasson requiring disclosure under Item 404(a) of Regulation S-K.

(d) Appointment of Two New Directors

Also on April 19, 2023, after taking into account Mr. Guitton’s resignation, the Board increased its size from seven to eight members and appointed Mr. Vyomesh Joshi and Ms. Eugenia Corrales to the Board.

Ms. Corrales was also appointed to serve on the audit committee of the Board, and Mr. Joshi was appointed to serve on the governance and nominating committee of the Board.

Mr. Joshi joins us as a director in April 2023. Prior to joining our Board, Mr. Joshi served as CEO for 3D Systems Corp. from 2016 to 2020. Mr. Joshi also served as a director of Harris Corporation, a defense technology company, from 2013 to 2019, where he also served as a member of the compensation, technology and governance committees. Mr. Joshi holds a B.S., Engineering, from L.D. College of Engineering and a M.S. Electrical and Electronics Engineering from Ohio State University.

Ms. Corrales joins us as a director in April 2023. Ms. Corrales has also served the Chief Executive Officer and a member of the board of directors of Nefeli Networks Inc., a privately held software company, since January 2018. Ms. Corrales has a B.A in physics from Grinnell College and a M.S. in mechanical engineering from Stanford University.

Mr. Joshi and Ms. Corrales will each participate in our Outside Director Compensation Plan, including an initial grant of Restricted Stock Units valued at $100,000. The Outside Director Compensation Plan is filed as Exhibit 10.15.0 on our Form 10-K/A filed with the SEC on March 24, 2023.

There are no transactions and no proposed transactions between either Mr. Joshi or Ms. Corrales or any member of his/her immediate family and us or our subsidiaries that would require disclosure under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between either Mr. Joshi or Ms. Corrales and any other person or entity pursuant to which either Mr. Joshi or Ms. Corrales was appointed as our director.

Each of Mr. Joshi or Ms. Corrales will enter into our standard form of indemnification agreement for directors and executive officers, which agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2021.

(e) Compensation of New Chief Financial Officer/Chief Operating Officer

On April 20, 2023, we entered into an executive employment agreement with Mr. Sasson (the “Employment Agreement”) pursuant to which we agreed to employ Mr. Sasson as our Chief Financial Officer and Chief Operating Officer, effective as of the Effective Date, for an indefinite term in consideration of an initial annual base salary of $375,000. Mr. Sasson is eligible to receive an annual bonus with a target of 65% of his base salary as determined by the Board in its sole discretion, based on achievement of Company performance and Mr. Sasson’s individual performance goals. This annual bonus will be prorated for 2023. In addition, in connection with the execution of the Employment Agreement with us, Mr. Sasson will be eligible to receive a stock option to purchase 300,000 shares of our common stock which will vest 25% annually over four years, subject to Mr. Sasson’s continued service with us through each vesting date. Mr. Sasson will also be eligible to receive a long-term incentive equity grant with an aggregate grant date value of $500,000 (an “LTIP Grant”), computed using the Black Scholes valuation model, subject to Mr. Sasson’s continued employment through the grant date. The LTIP Grant will consist of 50% in stock options and 50% in restricted stock units and is expected to vest over a four-year period, with 25% of such options and restricted stock units vesting annually over the next four years after the date of grant. In the event that Mr. Sasson’s employment with us is terminated, he will be eligible for severance benefits in accordance with our established policies, if any, then in effect.

In accordance with our customary practice, we will also enter into our standard form of indemnification agreement with Mr. Sasson.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with our Quarterly Report on Form 10-Q for the period ended June 30, 2023.

Item 7.01.	Regulation FD Disclosure.

On April 25, 2023, the Company issued press releases announcing the appointment of our new CFO/COO and the appointment of our two new directors. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 25, 2023, announcing appointment of new CFO/COO, issued by Meta Materials Inc.
99.2	Press release, dated April 25, 2023 announcing appointment of two new directors, issued by Meta Materials Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	April 25, 2023	By:	/s/ George Palikaras
George Palikaras President and Chief Executive Officer